EXHIBIT 5.1

                               BROWN & WOOD LLP
                            One World Trade Center
                              New York, NY 10048
                           Telephone: (212) 839-5300
                           Facsimile: (212) 839-5599


                                                      March 16, 2001




Lehman ABS Corporation
3 World Financial Center
New York, New York 10295

                      Re: Lehman ABS Corporation Registration Statement on Form S-3
                           ----------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Lehman ABS Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement No. 333-32105 on Form S-3, (together with the exhibits and any and all amendments thereto, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of Trust Certificates (the "Certificates"). As described in the Registration Statement, the Certificates will be issued in series (and may be issued in classes within any given series), with each series being issued by a trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee to be determined (each, a "Trustee").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Trust Agreement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed necessary for purposes of the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. The opinion set forth below is also based on the assumptions that (i) the Registration Statement (including any necessary post-effective amendments), has become effective under the Securities Act, (ii) the amount, price, interest rate and other principal terms of the Certificates have been duly approved by the Board of Directors (or its authorized designees) of the Company, (iii) the related Trust Agreement has been duly executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, and (iv) the Certificates have been duly executed by the Trustee and authenticated by the Trustee in accordance with the Trust Agreement and sold and delivered by the Company against payment therefor.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Certificates will be legally issued, fully paid and nonassessable.

         The opinion herein is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm's name under the caption "Legal Opinions" in the prospectuses and the forms of prospectus supplements which are a part of the Registration Statement.

         This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and, except as provided in the immediately preceding paragraph, may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                                Very truly yours,



                                               /s/  Brown & Wood LLP

                                                                   EXHIBIT 8.1

                               BROWN & WOOD LLP
                            One World Trade Center
                              New York, NY 10048
                           Telephone: (212) 839-5300
                           Facsimile: (212) 839-5599



                                                March 16, 2001

Lehman ABS Corporation
3 World Financial Center
New York, New York 10295

Ladies and Gentlemen:

         We have acted as special tax counsel to Lehman ABS Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement No. 333-32105 on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). As described in the Registration Statement, the Company may form a trust or several trusts (each, a "Trust") which may issue various series of Trust Certificates (and may issue various classes of Certificate within any given series) pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee to be determined. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectuses contained therein (the "Base Prospectus" and, together with the model Prospectus Supplements contained therein and the Registration Statement, the "Prospectus"), the form of Trust Agreement attached as an exhibit thereto, and such corporate records, agreements, documents and other instruments (collectively, the "Documents"), and have made such inquiries of such officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed (i) that the Documents and Certificates as executed and delivered by the requisite signatures thereto will conform in substance and form in all material respects to the respective forms thereof examined by us, (ii) timely compliance by all parties to the various Documents to the terms thereof (without waiver of any of the terms thereof) and (iii) that the Documents constitute all the agreements, understandings, and arrangements between the parties thereto with respect to the transactions contemplated therein and the Certificates.

         As special tax counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of each series of Certificates pursuant to the Trust Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Certificates that appear under the heading "Certain Federal Income Tax Consequences" in each Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Certificates as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequence to the date hereof. Because the Prospectuses contemplate series of Certificates with numerous different characteristics, you should be aware that the particular characteristics of each series of Certificates must be considered in determining the applicability of this opinion to a particular series of Certificates.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Certain Federal Income Tax Consequences" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                               Very truly yours,



                                               /s/  Brown & Wood LLP